EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is made this 29th day of May, 2003, by and among The TAG Group, Inc., a Delaware corporation (the "ACQUIROR"); TAG Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Acquiror (the "SUBSIDIARY"); Convey Systems, Inc., a Delaware corporation (the "ACQUIREE"); River Cities Capital Fund II Limited Partnership ("RIVER CITIES"), Convergys Corporation ("Convergys"), and HV Equity Investments, LLC ("HV") (River Cities, Convergys, and HV being referred to collectively herein as the "PRINCIPAL STOCKHOLDERS").

                                    RECITALS

         A. The Principal Stockholders are the holders of record of shares of the Acquiree's Series B convertible preferred stock (the "SERIES B STOCK") representing in the aggregate 58.43% of Acquiree's issued and outstanding equity.

         B. River Cities is a holder of record of (i) shares of Series B Stock,
(ii) warrants to purchase Series B Stock issued in connection with the Notes described below (the "WARRANTS") and (iii) 10% Senior Secured Convertible Notes (collectively, the "NOTES").

         C. The Subsidiary is a direct wholly-owned subsidiary of the Acquiror.

         D. The Acquiror is a privately held Delaware corporation; however, prior to the Closing (as defined below), the Acquiror intends to merge Acquiror (the "PUBLIC MERGER") with and into a company (the "PUBLIC COMPANY") with a class of securities registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). Thus, the Acquiror will ultimately be a fully reporting company with a class of securities registered under the Exchange Act.

         E. Subsequent to the Public Merger, the Acquiree intends to merge with and into the Subsidiary, which will be the surviving corporation, and pursuant to which the Principal Stockholders and James P. Ferro, as the only other holder of Series B Stock (the Principal Stockholders and James P. Ferro, the "Series B Stockholders") will exchange their securities for preferred stock of the Acquiror which will be convertible into shares of common stock of the Acquiror (the "ACQUIROR COMMON STOCK") and the remaining equity of Acquiree will be canceled (the "MERGER").

         F. The parties intend for the Merger to qualify as a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986, as amended; however, neither party is seeking tax counsel or legal or accounting opinions or Internal Revenue Service determination as to whether the transaction qualifies.

                                    AGREEMENT

         In consideration of the mutual promises contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

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                                    ARTICLE I
                                BASIC TRANSACTION

1.1 THE MERGER. Subject to the terms and conditions herein below set forth, the applicable provisions of the Florida Business Corporation Act ("FBCA") and the Delaware General Corporation Law ("DGCL") and the Certificate of Merger in a form satisfactory to the parties, on the Closing Date (as defined in Section 1.6 hereof), the Acquiree shall be merged with and into the Subsidiary and, in connection therewith:

         (a) except to the extent provided or permitted by the applicable law, the separate existence of the Acquiree shall cease and terminate;

         (b) the Subsidiary, as the surviving corporation, which shall, effective with the Merger, change its name to Convey Systems, Inc., shall continue its corporate existence under the laws of the State of Florida and shall possess all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of, and be subject to all of the restrictions, disabilities, obligations and duties of, the Acquiree;

         (c) all of the assets and property of the Acquiree of every kind, nature and description (real, personal, and intellectual and mixed and both tangible and intangible) and every interest therein, wheresoever located, including, without limitation, all debts or other obligations belonging or due to the Acquiree, all claims and all causes of action, shall be, and be deemed to be, vested, absolutely and unconditionally, in the Subsidiary (to the same extent, degree and manner as previously vested in the Acquiree); and

         (d) all debts and obligations of the Acquiree, all rights of creditors of the Acquiree and all liens or security interests encumbering any of the property of the Acquiree shall be vested in the Subsidiary and shall remain in full force and effect without modification or impairment and shall be, and be deemed to be, enforceable against the Subsidiary and its assets and properties with the same full force and effect as if such debts, obligations, liens or security interests had been originally incurred or created by the Subsidiary in its own name and for its own behalf. Without limiting the generality of the foregoing, the Subsidiary specifically assumes all continuing obligations for which the Acquiree would otherwise have to indemnify its officers and directors, to the fullest extent currently provided in the Subsidiary's Certificate of Incorporation, By-Laws and pursuant to the DGCL, with respect to any and all claims arising out of actions taken or omitted by such officers and directors prior to the Closing Date.

1.2 EXCHANGE OF SECURITIES. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, all of the issued and outstanding securities of the Acquiree (including common stock, all classes of preferred stock, warrants and convertible securities) (the "ACQUIREE SECURITIES") on such date shall be exchanged for the right to receive 180,741 shares of preferred stock of the Acquiror (the "SHARES") which will be convertible into an aggregate of 2,250,000 shares of Acquiror Common Stock (post-Reverse Stock Split described in Section

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7.2(e) below). Pursuant to instructions from Acquiree and based on the relative rights, preferences and designations of Acquiree's securities, the Shares shall be issued to the securityholders of the Acquiree (the "ACQUIREE SECURITYHOLDERS") in the following manner: (a) the Notes shall convert into the right to receive 58,247.28 Shares, (b) the Warrants shall convert into the right to receive 78,615.43 Shares, (c) the shares of Series B Stock shall convert into the right to receive 43,878 Shares in the aggregate, and (d) no other class or series of the Acquiree Securities shall be entitled to receive any Shares.
Schedule 1.2 sets forth the names of each Acquiree Securityholder, the number and class of the Acquiree Securities owned by each and the number of Shares(and the number of shares of Acquiror Common Stock into which such Shares shall be converted) to which the Acquiree Securityholder shall be entitled based on the relative rights, preferences and designations of Acquiree's securities. The Shares shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Acquiror Common Stock or the Shares that may occur between the date of this Agreement and the Closing Date.

1.3 FILING OF CERTIFICATE OF MERGER; EFFECTIVE TIME. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the States of Delaware and Florida in accordance with the relevant provisions of the DGCL and FBCA. The Merger shall become effective at the time (the "EFFECTIVE TIME") and date on which the Certificate of Merger has been duly filed with the Secretary of State of Florida or such time and date as agreed upon by the Parties and specified in the Certificate of Merger.

1.4 CONSTITUTIONAL DOCUMENTS, DIRECTORS AND OFFICERS. On and as of the Closing
Date:

         (a) The Articles of Incorporation of the Subsidiary on such date in full force and effect shall be the Articles of Incorporation of the Subsidiary, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the FBCA, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by the Subsidiary;

         (b) The By-Laws of the Subsidiary on such date in full force and effect shall be the By-Laws of the Subsidiary, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Articles of Incorporation of the Subsidiary and/or the FBCA, which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by the Subsidiary; and

         (c) The officers and directors of the Subsidiary shall be appointed and elected by the Acquiror, who shall serve as provided in the By-Laws of the Subsidiary. Notwithstanding the foregoing, the parties hereto hereby agree that, within thirty
                  (30) days after the Closing Date, Mike Sibley shall be appointed and elected as an executive officer of the Subsidiary to serve at the pleasure of the Board of Directors.

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1.5 OPERATION AS WHOLLY-OWNED SUBSIDIARY. After giving effect to the transaction contemplated hereby, the Subsidiary will be a wholly-owned subsidiary of Acquiror operating under the name Convey Systems, Inc. or such other name selected by the stockholders and management of the Subsidiary.

1.6 CLOSING AND PARTIES. The closing contemplated by this Agreement ("CLOSING") shall be held at a mutually agreed upon time and place on or before August 31, 2003, or on another date to be agreed to in writing by the parties (the "CLOSING DATE"). The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.7 CLOSING EVENTS.

         (a) Acquiror Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article VI, the Acquiror shall deliver to the Acquiree at Closing all the following:

                  (i) Certificates of good standing from the Secretary of State of the State of Delware and Florida, issued as of a date within ten
         (10) days prior to the Closing Date, certifying that Acquiror and the Subsidiary, respectively, are in good standing as corporations in their state of incorporation;

                  (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Acquiror and the Subsidiary executing this Agreement and any other document delivered pursuant hereto on behalf of Acquiror or the Subsidiary;

                  (iii) Copies of the resolutions or consents of Acquiror's and the Subsidiary's board of directors and, if applicable, stockholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Acquiror and the Subsidiary, as the case may be, as of the Closing Date;

                  (iv) Copy of the Certificate of Designations, Rights and Preferences for the Acquiror's Series A Convertible Preferred Stock approved by the Acquiror's board of directors, in form and substance reasonably acceptable by Acquiree and the Principal Stockholders.

                  (v) The certificate contemplated by Section 5.1, duly executed by the chief executive officer of Acquiror;

                  (vi) The certificate contemplated by Section 5.2, dated the Closing Date, signed by the chief executive officer of Acquiror;

                  (vii) The certificate contemplated by Section 5.6, dated the Closing Date, duly executed by an authorized officer of the Public Company;

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                  (viii) Certificates representing, in the aggregate, 180,741
         Shares registered in the names of the Acquiree Securityholders listed on Schedule 1.2 attached hereto and in the amounts set forth across from their names;

                  (ix) A true, accurate and complete list of all securityholders of Acquiror together with the type and number of securities owned by each such securityholder; and

                  (x) The Escrow Agreement (as defined in Section 6.9) duly executed by Acquiror.

         In addition to the above deliveries, the Acquiror shall take all steps and actions as the Acquiree may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

         (b) Acquiree Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, the Acquiree shall deliver to Acquiror at Closing all the following:

                  (i) A certificate of good standing from the Secretary of State of the State of Delaware, issued as of a date within ten (10) days prior to the Closing Date certifying that the Acquiree is in good standing as a corporation in the State of Delaware;

                  (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of the Acquiree executing this Agreement and any other document delivered pursuant hereto on behalf of the Acquiree;

                  (iii) Copies of resolutions or consents of the board of directors and the stockholders of the Acquiree authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of the Acquiree as of the Closing Date;

                  (iv) The certificate contemplated by Section 6.2, executed by an authorized officer of the Acquiree;

                  (v) The certificate contemplated by Section 6.3, dated the Closing Date, signed by an authorized officer of the Acquiree;

                  (vi) A holdback agreement executed by each of the Principal Stockholders, agreeing to refrain from transferring, directly or indirectly, any interest in such Shares (or the shares of Acquiror Common Stock into which the Shares are convertible) to any person for a period of twelve (12) months following the Closing;

                  (vii) The original securities held by each of the Acquiree Securityholders (including the Notes and the Warrants), which are being exchanged for the shares as contemplated by this Agreement, for cancellation;

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                  (viii) Audited financial statements for the years ended
         December 31, 2001 and 2002 as contemplated by Section 6.6;

                  (ix) The Escrow Agreement (as defined in Section 6.9) duly executed by each of the Principal Stockholders;

                  (x) An agreement terminating the Registration Rights Agreement (as defined in Section 6.10); and

                  (xi) An agreement terminating the Stockholder Agreement (as defined in Section 6.11).

         In addition to the above deliveries, the Acquiree shall take all steps and actions as the Acquiror or Acquiror, as the case may be, may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

1.8 APPRAISAL RIGHTS. On or before the Closing Date, the Acquiree shall send notice to all holders of equity in the Acquiree apprising them of (a) the Merger and all transactions related thereto and (b) their appraisal rights. Any Acquiree Securities held by persons who have not voted such shares for approval of the merger and with respect to which such person shall be entitled to exercise appraisal rights in accordance with the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive Shares but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. The Acquiror agrees that, except with the prior written consent of the Acquiree, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value for the Acquiree Securities shall receive payment therefore (but only after the value therefore shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, the Acquiror shall, issue and deliver, upon surrender by such stockholder of the certificate of certificates representing the Acquiree Securities, the number of Shares to which such stockholder would otherwise be entitled under this Agreement.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

         As an inducement to, and to obtain the reliance of the Acquiree, the Acquiror represents and warrants as follows:

2.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Acquiror is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Acquiror has the requisite corporate power to own and operate its properties and assets, and to carry on its business as now conducted. The Acquiror is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a material adverse effect

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(financial or otherwise) (a "MATERIAL ADVERSE EFFECT") on the business, property, prospects, assets or liabilities of the Acquiror. The Acquiror has made available to the Acquiree copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of Closing.

2.2 CORPORATE POWER. The Acquiror has, or will have at the date of Closing, all requisite legal and corporate power to execute and deliver this Agreement, and the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

2.3 CAPITALIZATION. The authorized capital stock of the Acquiror consists of:
1,000 shares of common stock, par value $0.01 per share, of which 700 shares are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Acquiror were issued in compliance with applicable federal and state securities laws. Except as contemplated by this Agreement, there are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of the Acquiror and no shares of the Acquiror's capital stock are reserved for issuance. The Acquiror is not obligated to repurchase any shares of its capital stock or any other securities. To the Acquiror's Knowledge (as defined below), there is no agreement or understanding between any holders of in excess of five percent (5%) of the Acquiror's outstanding securities (collectively, the "ACQUIROR 5% STOCKHOLDERS") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Acquiror, and, to the Acquiror's Knowledge, there is no agreement or understanding between any Persons (as such term is defined below) that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Acquiror. Notwithstanding the foregoing, prior to Closing, Acquiror must effect the Public Merger and, subsequent to Closing, Acquiror must effect the Reverse Stock Split described in
Section 7.2(e) below. Thus, immediately upon completion of the Reverse Stock Split and conversion of the Shares, Acquiror's capitalization (not taking into account any securities issued in connection with any amounts invested or fundraising done after the date hereof) will be as set forth on Schedule 7.2(e) attached hereto. "KNOWLEDGE" means the actual knowledge of the President, the Chief Operating Officer or any other officer. "PERSON" means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization or other entity.

2.4 SUBSIDIARIES. Except for the Subsidiary, the Acquiror does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Acquiror is not a participant in any joint venture or similar arrangement.

2.5 AUTHORIZATION. All corporate action on the part of the Acquiror, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Acquiror; the consummation by the Acquiror of the other transactions contemplated hereunder, and the performance of all of the Acquiror's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Acquiror, shall constitute valid and binding obligations of the Acquiror enforceable against the Acquiror in accordance with their respective terms, subject to:

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(a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

2.6 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Acquiror's Knowledge, threatened against, the Acquiror or its properties (nor, to the Acquiror's Knowledge, against any of the officers or directors of the Acquiror) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of the Acquiror, either in any case or in the aggregate, is reasonably likely to result in any Material Adverse Effect to the Acquiror or in any material impairment of the right or ability of the Acquiror to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Acquiror, and none of which questions the validity of this Agreement, the right of the Acquiror to enter into this Agreement or consummate the transactions contemplated hereby or thereby, or any action taken or to be taken in connection herewith or therewith. The Acquiror is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Acquiror currently pending or which the Acquiror intends to initiate. Neither the Acquiror, nor to the Acquiror's Knowledge, any officer, key employee or Acquiror 5% Stockholder, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency, which might, either individually or in the aggregate, result in any Material Adverse Effect to the Acquiror.

2.7 EMPLOYEES. The Acquiror has no employees. The Acquiror does not have any employee benefit plans.

2.8 AGREEMENTS; ACTION.

                  (a) Except for (i) those agreements described on Schedule 2.8 attached hereto and (ii) agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which the Acquiror is a party or by which it is bound that involve:
         (x) obligations (contingent or otherwise) of, or payments to, the Acquiror or (y) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person. The Acquiror is not a guarantor or indemnitor of any indebtedness of any other Person.

                  (b) The Acquiror has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, except as provided herein.

                  (c) Except for the transactions contemplated herein, the Acquiror has not engaged in the past three months in any discussion (i) with any representative of any corporation regarding the merger of the Acquiror with or into any such corporation, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or

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         substantially all of the assets of the Acquiror or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Acquiror would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Acquiror.

2.9 TAX RETURNS AND PAYMENTS. The Acquiror has not filed any tax returns, forms or reports. The Acquiror has no liability for unpaid taxes other than taxes arising in the ordinary course of business. There is no claim for taxes that is a lien against the property of the Acquiror other than a lien for taxes not yet due and payable. The Acquiror has not been notified of any tax audit by any taxing authority.

2.10 INTELLECTUAL PROPERTY. The Acquiror does not own or use any Intellectual Property (as defined in Section 3.12 hereof).

2.11 REGISTRATION RIGHTS. The Acquiror has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Acquiror registered with the SEC or any other governmental authority.

2.12 ANTI-DILUTION AND OTHER SHARES. No stockholder of the Acquiror or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by the Acquiror. The consummation of the Merger will not result in the issuance of any additional shares of equity in the Acquiror or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Acquiror.

2.13 REAL PROPERTY. The Acquiror does not own, lease, sublease, or otherwise have an interest in real property.

2.14 BALANCE SHEET AND EVENTS SUBSEQUENT TO BALANCE SHEET DATE. The unaudited balance sheet of the Acquiror as of April 30, 2003 as set forth on Schedule 2.14 and as provided to the Acquiree (the "ACQUIROR BALANCE SHEET") presents fairly the financial condition of the Acquiror as of such date, is correct and complete in all material respects as of such date, and is consistent with the books and records of the Acquiror. Since April 30, 2003, the Acquiror has conducted its business in the ordinary course of business and there has not occurred (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on the Acquiror; (ii) any acquisition, sale or transfer of any asset material to the ongoing business of the Acquiror other than in the ordinary course of business; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Acquiror, or any revaluation by the Acquiror of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Acquiror capital stock, or any direct or indirect redemption, purchase or other acquisition by the Acquiror of any of its shares of the Acquiror capital stock;
(v) any contract entered into by the Acquiror or any of its Subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any contract to which the Acquiror is a party or by which it is bound, which individually or in the aggregate would have a Material Adverse Effect on the Acquiror; (vi) any amendment or change to the Acquiror Certificate of Incorporation or bylaws of the Acquiror; or (vii) any negotiation or agreement by

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the Acquiror to do any of the things described in the preceding clauses (i)
through (vi) (other than negotiations with the Acquiree).

2.15 COMPLIANCE WITH INSTRUMENTS AND LAWS; NONE BURDENSOME. The Acquiror is not in material violation of, or default under, any term of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of this Agreement and the date of Closing, or in material violation of, or default under, any law or regulation, or any term or provision of any mortgage, deed of trust or other contract, agreement or instrument to which the Acquiror is a party, which violation or default has had or could reasonably be expected to have a Material Adverse Effect on the Acquiror. The execution, delivery and performance by the Acquiror of, and the compliance by the Acquiror with, this Agreement, and the consummation of the transactions contemplated hereby, have not resulted and will not result in any material violation or breach of, or conflict with, or constitute a material default under any such instruments or laws, or, except as contemplated by this Agreement, result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Acquiror or nonrenewal of any permit, license, authorization or approval applicable to the Acquiror, its business or operations or any of its assets or properties.

2.16 LIABILITIES. To the Knowledge of the Acquiror, the Acquiror has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than those liabilities and obligations set forth on the Acquiror Balance Sheet and those liabilities and obligations incurred in the ordinary course of business.

2.17 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Acquiror which has had in the past or would have in the future the effect of prohibiting or impairing (i) any current business practice of the Acquiror or any future business practice in which the Subsidiary may engage, (ii) any acquisition of property by the Acquiror or the Subsidiary in the future or (iii) the conduct of business by (A) the Acquiror as currently conducted by the Acquiror or (B) the Subsidiary as may be conducted by the Subsidiary in the future.

2.18 DISCLOSURE. The Acquiror has provided the Acquiree with all the information which the Acquiree has requested for deciding whether to consummate the transaction contemplated by this Agreement and all information which the Acquiror believes is reasonably necessary to enable the Acquiree to make such decision. No representation or warranty of the Acquiror contained in this Agreement and the exhibits attached hereto or, any certificate furnished or to be furnished to the Acquiree at the Closing or other written information furnished to the Acquiree or their counsel in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.19 ISSUANCE OF SHARES. As of the Closing Date, except as set forth in this Agreement and in the Escrow Agreement (as defined in Section 6.9) all of the Shares to be delivered to Acquiree Securityholders will be free and clear of all taxes, liens, encumbrances, charges or assessments of any kind and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Acquiror. As of the Closing Date, such Shares will be legally and validly issued in material compliance with all applicable U.S. federal and state securities laws, and will be, when issued, fully paid and nonassessable shares of Acquiror Common Stock.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACQUIREE

         As an inducement to, and to obtain the reliance of the Acquiror, the Acquiree represents and warrant as follows:

3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. The Acquiree is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Acquiree has the requisite corporate power to own and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted. The Acquiree is duly qualified or licensed as a foreign corporation and is in good standing in all jurisdictions where the nature of its business or property makes such qualification or licensing necessary except where the failure to do so would not have a Material Adverse Effect on the Acquiree. The Acquiree has made available to the Acquiror copies of its Certificate of Incorporation and Bylaws. Said copies are true, correct and complete and contain all amendments through the date of Closing.

3.2 CORPORATE POWER. The Acquiree has, or will have at the date of Closing, all requisite legal and corporate power to execute and deliver this Agreement and to consummate the other transactions contemplated by the terms of this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

3.3 CAPITALIZATION. The authorized capital stock of the Acquiree consists of:
(a) 25,000,000 shares of common stock, par value $0.001 per share, of which 3,578,441.49 shares are issued and outstanding; and (b) 16,100,000 shares of preferred stock, par value $0.001 per share (the "ACQUIREE PREFERRED STOCK"), of which (i) 1,100,000 of the authorized shares of Acquiree Preferred Stock are designated Series A Preferred Stock, of which 1,004,441.69 shares are issued and outstanding, and (ii) 15,000,000 of the authorized shares of Acquiree Preferred Stock are designated Series B Preferred Stock, of which 11,249,230.25 shares are issued and outstanding. Set forth on Schedule 1.2 is a true and complete list of the Acquiree Securities. All issued and outstanding securities have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of the Acquiree were issued in compliance with applicable federal and state securities laws. Except as described on Schedule 1.2 and
Schedule 3.13, there are no preemptive rights, options or warrants or other conversion privileges or rights now outstanding to purchase or acquire any of the capital stock of the Acquiree and no shares of the Acquiree's capital stock are reserved for issuance. Except as described in the Acquiree's Certificate of Incorporation, the Acquiree is not obligated to repurchase any shares of its capital stock or any other securities. Except as described in the Stockholder Agreement, to the Acquiree's Knowledge, there is no agreement or understanding between any holders of in excess of five percent (5%) of the Acquiree's outstanding securities (collectively, the "ACQUIREE 5% STOCKHOLDERS") that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Acquiree, and, to the Acquiree's Knowledge, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Acquiree. 11

3.4 SUBSIDIARIES. The Acquiree does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Acquiree is not a participant in any joint venture or similar arrangement.

3.5 AUTHORIZATION. All corporate action on the part of the Acquiree, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Acquiree; the consummation by the Acquiree of the other transactions contemplated hereunder or thereunder, and the performance of all of the Acquiree's obligations under this Agreement, have been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Acquiree, shall constitute valid and binding obligations of the Acquiree enforceable against the Acquiree in accordance with their respective terms, subject to: (a) laws of general application relating to bankruptcy, insolvency, and the relief of debtors or (b) general equitable principles.

3.6 COMPLIANCE WITH INSTRUMENTS AND LAWS; NONE BURDENSOME. The Acquiree is not in material violation of, or default under, any term of its Certificate of Incorporation or Bylaws, each as amended and in effect on and as of the date of this Agreement and the date of Closing, or in material violation of, or default under, any law or regulation, or any term or provision of any mortgage, deed of trust or other contract, agreement or instrument to which the Acquiree is a party, which violation or default has had or could reasonably be expected to have a Material Adverse Effect on the Acquiree. The execution, delivery and performance by the Acquiree of, and the compliance by the Acquiree with, this Agreement, and the consummation of the transactions contemplated hereby, have not resulted and will not result in any material violation or breach of, or conflict with, or constitute a material default under any such instruments or laws, or, except as contemplated by this Agreement, result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Acquiree or nonrenewal of any permit, license, authorization or approval applicable to the Acquiree, its business or operations or any of its assets or properties.

3.7 LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the Acquiree's Knowledge, threatened against, the Acquiree or its properties (nor, to the Acquiree's Knowledge against any of the officers or directors of the Acquiree) before any court, arbitrator or governmental agency which, in the case of actions, suits, proceedings or investigations pending or threatened against officers or directors of the Acquiree, either in any case or in the aggregate, is reasonably likely to result in any Material Adverse Effect to the Acquiree or in any material impairment of the right or ability of the Acquiree to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Acquiree, and none of which questions the validity of this Agreement, the right of the Acquiree to enter into this Agreement or consummate the transactions contemplated hereby or thereby, or any action taken or to be taken in connection herewith or therewith. The Acquiree is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as described on Schedule 3.7, there is no action, suit, proceeding or investigation by the Acquiree currently pending or which the Acquiree intends to initiate. Neither the Acquiree, nor to the Acquiree's Knowledge, any officer, key employee or Acquiree 5% Stockholder, in his capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or any other government agency which might, either individually or in the aggregate, result in any Material Adverse Effect to the Acquiree.

3.8 EMPLOYEES AND CONSULTANTS. Schedule 3.8 attached hereto contains a complete list of all employees of Acquiree as of the date hereof, along with the annual compensation paid to each such employee. Except as described on Schedule 3.8 attached hereto, the Acquiree has no employment contracts with any of its employees or consulting agreements with any consultants. Except as described on
Schedule 3.8 attached hereto, the Acquiree has no employee benefit plans, including any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, other employee compensation agreement or consulting agreement now in force. The Acquiree does not have the present intention to terminate the employment of any key employee.

3.9 NO CONFLICT OF INTEREST. The Acquiree is not indebted in excess of $5,000, directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees, officers and directors, and other than in connection with advances to the Acquiree made by certain stockholders which advances are accurately reflected on Schedule 3.15. To the Acquiree's Knowledge, none of said employees, officers or directors, or any member of their immediate families, is directly or indirectly indebted to the Acquiree (other than in connection with purchases of the Acquiree's stock) or has any direct or indirect ownership interest in any firm or corporation with which the Acquiree is affiliated or with which the Acquiree has a business relationship or any firm or corporation which competes with the Acquiree, nor is the Acquiree contemplating such indebtedness as of the date of this Agreement, except that employees, officers and directors of the Acquiree may own stock in publicly traded companies (not in excess of 1% of the outstanding capital stock thereof) which may compete with the Acquiree. To the Acquiree's Knowledge, no employee, Acquiree 5% Stockholder, officer or director, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Acquiree, nor does any such person own, directly or indirectly, in whole or in part, any material tangible or intangible property that the Acquiree uses or contemplates using in the conduct of its business. The Acquiree is not a guarantor or indemnitor of any indebtedness of any other Person.

3.10 AGREEMENTS; ACTION.

                  (a) Except for (i) those agreements described on Schedule 3.10 attached hereto and (ii) agreements explicitly contemplated by this Agreement, there are no agreements, understandings, instruments, contracts, judgments, orders, writs, decrees or proposed transactions to which the Acquiree is a party or by which it is bound that involve:
         (x) obligations (contingent or otherwise) of, or payments to, the Acquiree in excess of $50,000 or (y) any contract, agreement, commitment, arrangement or understanding relating to any joint venture, partnership or sharing of profits or losses with any Person. The Acquiree is not a guarantor or indemnitor of any indebtedness of any other person.

                  (b) The Acquiree has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, except in connection with the issuance of the Notes.

                  (c) Except as described on Schedule 3.10, the Acquiree has not engaged in the past three months in any discussion (i) with any representative of any corporation regarding the merger of the Acquiree with or into any such corporation, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Acquiree or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Acquiree would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Acquiree.

                  (d) Copies of all contracts, agreements or instruments appearing on Schedule 3.10 (hereinafter collectively referred to as the "CONTRACTS") have been delivered to counsel to the Acquiror. Except as described on Schedule 3.10, the Acquiree has fulfilled and performed in all material respects its obligations under each of the Contracts required to be performed prior to the date hereof, and the Acquiree is not in, or to the Knowledge of the Acquiree, alleged to be in, material breach or default under, nor is there to the Knowledge of the Acquiree, alleged to be any basis for termination of any of the Contracts or any loss of right thereunder and, to the Knowledge of the Acquiree, no other party to any of the Contracts has materially breached or defaulted thereunder. Except as described on Schedule 3.10, to the Knowledge of the Acquiree, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a loss of right, material default or breach by the Acquiree or by any such other party.

3.11 TAX RETURNS AND PAYMENTS. The Acquiree has properly completed and timely filed all tax returns, forms or reports required to be filed by it and has paid all taxes shown thereon to be due, other than any taxes for which adequate reserves under GAAP have been recorded in the Acquiree Financial Statements (as defined in Section 3.17 hereof). The Acquiree has paid all tax-related penalty fees and assessments required to be paid pursuant to such returns or any assessments received. All such returns are complete and accurate. Acquiree has provided adequate accruals in accordance with GAAP in the Acquiree Financial Statements for any taxes that have not been paid, whether or not shown as being due on any tax returns. The Acquiree has no liability for unpaid taxes arising after the most recent fiscal period end other than taxes arising in the ordinary course of business. There is no claim for taxes that is a lien against the property of the Acquiree other than a lien for taxes not yet due and payable. The Acquiree has not been notified of any tax audit by any taxing authority.

3.12 INTELLECTUAL PROPERTY. For purposes of this Agreement "INTELLECTUAL PROPERTY" shall mean any: (1) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source codes, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (2) right to use or exploit any of the foregoing. Schedule 3.12 attached hereto describes all of the Acquiree's Intellectual Property. The Acquiree has full legal and beneficial ownership of, or the right to use, all its Intellectual Property. The use of the Acquiree's Intellectual Property will not conflict with or infringe upon any right, title or interest of any other person. To the Knowledge of the Acquiree, no other person is infringing in any material respect on any part of the Acquiree's Intellectual Property. Except as described on
Schedule 3.12 attached hereto, no one has a copy of the Acquiree's computer software, computer programs or source codes, nor is the Acquiree required to provide anyone with such information. No claim is pending or, to the Acquiree's Knowledge, threatened against the Acquiree to the effect that any Intellectual Property owned or licensed by the Acquiree is invalid or unenforceable by the Acquiree.

3.13 ANTI-DILUTION AND ADDITIONAL SHARES. Except as described on Schedule 3.13 attached, no stockholder of the Acquiree or other person or entity has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to any issuance of securities by the Acquiree. The consummation of the Merger will not result in the issuance of any additional shares of the Acquiree Securities or the triggering of other anti-dilution or similar rights contained in any options, warrants, debentures or other securities or agreements of the Acquiree.

3.14 REAL PROPERTY. Except as described in Schedule 3.14, the Acquiree does not own, lease, sublease, or otherwise have an interest in real property.

3.15 NOTES AND ACCOUNTS PAYABLE. Attached hereto as Schedule 3.15 is a complete schedule of all notes and accounts payable of the Acquiree as of May 13, 2003. All notes and accounts payable of the Acquiree are reflected properly on its books and records and are valid payables for which the Acquiree received valid consideration.

3.16 NOTES AND ACCOUNTS RECEIVABLE. Attached hereto as Schedule 3.16 is a complete schedule of all notes and accounts receivable of the Acquiree as of May 13, 2003. All notes and accounts receivable of the Acquiree are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, subject only to the reserve for bad debts set forth on the face of the balance sheet for the Acquiree's most recent fiscal month end (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Acquiree.

3.17 FINANCIAL STATEMENTS. The financial statements of the Acquiree described on
Schedule 3.17 and as provided to the Acquiror (the "ACQUIREE FINANCIAL STATEMENTS") are complete and correct in all material respects as of their respective dates, present fairly the financial condition of the Acquiree as of the indicated dates and the results of operations of the Acquiree for the indicated periods, are correct and complete in all material respects as of their respective dates, and are consistent with the books and records of the Acquiree, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

3.18 REGISTRATION RIGHTS. Except as described on Schedule 3.18 attached hereto, the Acquiree has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Acquiree registered with the SEC or any other governmental authority.

3.19 EVENTS SUBSEQUENT TO MOST RECENT FISCAL PERIOD END. Since the most recent fiscal period end, the Acquiree has conducted its business in the ordinary course of business and there has not occurred (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on the Acquiree; (ii) any acquisition, sale or transfer of any asset material to the ongoing business of the Acquiree other than in the ordinary course of business; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Acquiree, except as required by concurrent changes in GAAP or any revaluation by the Acquiree of any of its assets, except as required by GAAP;
(iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the Acquiree capital stock, or any direct or indirect redemption, purchase or other acquisition by the Acquiree of any of its shares of the Acquiree capital stock; (v) any contract entered into by the Acquiree or any of its Subsidiaries, other than in the ordinary course of business, or any amendment or termination of, or default under, any contract to which the Acquiree is a party or by which it is bound, which individually or in the aggregate would have a Material Adverse Effect on the Acquiree; (vi) any amendment or change to the Acquiree Certificate of Incorporation or bylaws of the Acquiree; (vii) any increase in of the compensation or benefits payable or to become payable by the Acquiree to any of its directors, officers or employees; (viii) any change in the interest rate, risk management and hedging policies, procedures or practices of the Acquiree, or any failure to comply with such policies, procedures and practices, or (ix) any negotiation or agreement by the Acquiree to do any of the things described in the preceding clauses (i) through (viii) (other than negotiations with the Acquiror).

3.20 UNDISCLOSED LIABILITIES. The Acquiree has no obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the consolidated balance sheet of the Acquiree as of December 31, 2002 (the "BALANCE SHEET") in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Fiscal Period End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

3.21 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon the Acquiree which has had or would have the effect of prohibiting or impairing any current business practice of the Acquiree, any acquisition of property by the Acquiree or the conduct of business by the Acquiree as currently conducted by the Acquiree.

3.22 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any mortgage, deed or trust, or other contract, agreement, or instrument to which Acquiree is a party.

3.23 DISCLOSURE. The Acquiree has provided the Acquiror with all the information which the Acquiror has requested for deciding whether to consummate the transaction contemplated by this Agreement and all information which the Acquiree believes is reasonably necessary to enable the Acquiror to make such decision. No representation or warranty of the Acquiree contained in this Agreement and the schedules attached hereto or, any certificate furnished or to be furnished to Acquiror at the Closing or other written information furnished to the Acquiror or its counsel or in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         As an inducement to, and to obtain the reliance of the Acquiror, each of the Principal Stockholders, severally and not jointly, represents and warrants as follows:

4.1 TITLE; AUTHORITY; ENFORCEABILITY.

                  (a) Such Principal Stockholder has the full power and authority to exchange, assign and transfer its Acquiree Securities proposed to be exchanged hereunder and to acquire the Shares and, when the same are accepted for exchange, the Acquiror will acquire good and unencumbered title to such Acquiree Securities, free and clear of all Liens or Encumbrances created by such Principal Stockholder. Such Principal Stockholder acknowledges that the number of the Acquiree Securities held by him, her or it identified in Schedule 1.2 is correct and reflects all of the securities of the Acquiree held by such stockholder.

                  (b) Such Principal Stockholder has duly executed and delivered this Agreement. This Agreement constitutes, assuming the due execution by the Acquiror and the Acquiree, the legal, valid and binding obligation of such Principal Stockholder, enforceable against such Principal Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (c) Such Principal Stockholder will, upon request, execute and deliver any additional documents deemed by the Acquiror to be reasonably necessary to more fully evidence the exchange, assignment and transfer of the Acquiree Securities contemplated hereby.

4.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by such Principal Stockholder of this Agreement will not conflict with, constitute a breach of, or default under, or violate any provision of any agreement, indenture, mortgage, or other instrument to which such Principal Stockholder is a party or by which such Principal Stockholder is or may be bound or to which any of such Principal Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Principal Stockholder or to any property or assets of such Principal Stockholder. No consent, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by such Principal Stockholder for the execution, delivery and performance by such Principal Stockholder of this Agreement or the consummation of the transactions contemplated hereby.

4.3 PRINCIPAL STOCKHOLDER ACKNOWLEDGEMENTS.

                  (a) Such Principal Stockholder understands that the issuance of the Shares to such Principal Stockholder is intended to be exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to Regulation D and Section 4(2) thereof. Accordingly, such Principal Stockholder acknowledges that the Shares to be issued and delivered to such Principal Stockholder in accordance with the terms and subject to the conditions of this Agreement have not been and will not be registered under the Securities Act or any state securities laws and may not be sold or otherwise transferred without compliance with the Securities Act and any applicable state securities laws. Such Principal Stockholder further represents, warrants and covenants that (i) the Shares are being acquired solely for his/her own account only, for investment purposes only, and not with a view to the distribution or public offering thereof, nor with any intention of selling the same immediately or at any particular future time and (ii) none of the Shares will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with the Securities Act and any applicable state securities laws and will contain a restrictive legend to such effect.

                  (b) Such Principal Stockholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and such Principal Stockholder is capable of bearing the economic risks of such investment.

                  (c) Such Principal Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

                  (d) Such Principal Stockholder has had the opportunity to ask questions of, and receive answers from, representatives of the Acquiror concerning the Acquiror and the terms and conditions of this transaction, as well as to obtain any information requested by such Principal Stockholder. Any questions raised by such Principal Stockholder concerning the transactions contemplated by this Agreement have been answered to the satisfaction of such Principal Stockholder. Such Principal Stockholder's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as such Principal Stockholder has raised concerning the transaction and on such Principal Stockholder's own evaluation of the risks and merits of the purchase and the Acquiror's proposed business activities.

                  (e) Such Principal Stockholder understands that no governmental authority has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares.

                  (f) Such Principal Stockholder understands that it is his, her or its responsibility to obtain its own legal and financial advisors (including tax advisors) with respect to this Agreement and the transactions contemplated hereby, and that Morris, Manning & Martin, LLP is representing only the Acquiree in connection with this Agreement and not any individual Principal Stockholder.

                                    ARTICLE V
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE

         The obligations of the Acquiree under this Agreement are subject to the following conditions:

5.1 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Acquiror in this Agreement and all information attached hereto as schedules and exhibits were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Acquiror shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Acquiror prior to the Closing. The Acquiree shall be furnished with a certificate signed by duly authorized officers of Acquiror and dated the Closing Date to the foregoing effect in a form mutually acceptable to the Acquiree and Acquiror.

5.2 OFFICER'S CERTIFICATE. The Acquiree shall be furnished with a certificate dated the Closing Date and signed by the duly authorized officers of Acquiror and the Subsidiary to the effect that no litigation or proceeding or, to the best of such officers' Knowledge, investigation or inquiry is pending or threatened which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Acquiror's and the Subsidiary's own documents and information, the certificate shall represent that:

                  (a) This Agreement has been duly approved by the Acquiror's and the Subsidiary's board of directors and stockholders, if required, and has been duly executed and delivered in the name and on behalf of the Acquiror and the Subsidiary by their duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of the Acquiror and the Subsidiary pursuant to a unanimous consent;

                  (b) Except as contemplated by this Agreement, there have been no changes in or to the Acquiror, or the Subsidiary during the one (1) year period preceding and including the Closing Date that would reasonably be expected to have a Material Adverse Effect on Acquiror or the Subsidiary;

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by the Acquiror, or the Subsidiary, as appropriate;

                  (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by the Acquiror, or the Subsidiary have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or, to the Knowledge of Acquiror or the

Subsidiary, threatened against Acquiror or the Subsidiary, wherein an unfavorable decision, ruling, or finding could have a Material Adverse Effect on Acquiror or the Subsidiary or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Acquiror or the Subsidiary is bound or in any way contests the existence of Acquiror or the Subsidiary.

5.3 REORGANIZATION. The Public Merger shall have been consummated prior to the Closing.

5.4 NO MATERIAL ADVERSE EFFECT. During the one (1) year period preceding and including the Closing Date, except as contemplated by this Agreement, there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect on the Acquiror, or the Subsidiary, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any event that would reasonably be expected to have a Material Adverse Effect on the Acquiror or the Subsidiary.

5.5 GOOD STANDING. The Acquiree shall have received a certificate of good standing from the appropriate authority, dated as of the date within ten (10) days prior to the Closing Date, certifying that (a) Acquiror is in good standing as a corporation in the State of Delaware and (b) the Subsidiary is in good standing as a corporation in the State of Delaware.

5.6 PUBLIC COMPANY CERTIFICATE. The Acquiree shall be furnished with a certificate (the "PUBLIC COMPANY CERTIFICATE") dated the Closing Date and signed by a duly authorized officer of the Public Company certifying that (i) all the representations and warranties set forth in Section 2 hereof, except for Section 2.3, are true, accurate and complete at and as of the Closing Date as they apply to, and as if they were made by, the Public Company as of such date, with such adjustments and modifications to the language contained in such representations and warranties as are appropriate and reasonable under the circumstances, (ii) the Public Company has performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Public Company, (iii) the Public Company has not conducted any business activities whatsoever during the five (5) year period preceding the Closing Date and (iv) set forth as Schedule A to the Public Company Certificate is a true, accurate and complete list of all securityholders of the Public Company together with the type and number of securities owned by each such securityholder.

5.7 FUNDING. The Acquiror shall have fulfilled its funding obligations pursuant to Section 7.9.

5.8 OTHER ITEMS. The Acquiree shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as the Acquiree may reasonably request.

                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

         The obligations of the Acquiror under this Agreement are subject to the following conditions:

6.1 STOCKHOLDER APPROVAL. The Acquiree shall call and hold a meeting of its stockholders, or obtain the written consent of a majority of its stockholders (calculated on an as-converted basis), to approve the transactions contemplated by this Agreement. The Acquiree shall have obtained the consent to the Merger of at least 62% of the Acquiree Securityholders entitled to vote thereon.

6.2 ACCURACY OF REPRESENTATIONS OF THE ACQUIREE. The representations and warranties made by the Acquiree in this Agreement and all information provided hereto as schedules and exhibits were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). The Acquiree shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Acquiree prior to or at the Closing. Acquiror shall be furnished with a certificate signed by a duly authorized officer of the Acquiree, and dated the Closing Date, to the foregoing effect in a form mutually acceptable to the Acquiror and Acquiree.

6.3 OFFICER'S CERTIFICATES. Acquiror shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized officers of the Acquiree to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the Knowledge of the Acquiree, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and the Acquiree's own documents, the certificate shall represent, to the Knowledge of the officer, that:

                  (a) This Agreement has been duly approved by the Acquiree's board of directors and stockholders and has been duly executed and delivered in the name and on behalf of the Acquiree by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of the Acquiree pursuant to a unanimous consent of board of directors and a majority vote of its stockholders.

                  (b) There have been no changes in or to the Acquiree during the one (1) year period preceding and including the Closing Date that would reasonably be expected to have a Material Adverse Effect on the Acquiree.

                  (c) All conditions required by this Agreement have been met, satisfied, or performed by the Acquiree;

                  (d) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by the Acquiree have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

                  (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or, to the Knowledge of the Acquiree, threatened against the Acquiree, wherein an unfavorable decision, ruling, or finding could have a Material Adverse Effect on the Acquiree or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which the Acquiree is bound or would in any way contest the existence of the Acquiree.

6.4 NO MATERIAL ADVERSE EFFECT. During the one (1) year period preceding and including the Closing Date, there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect on the Acquiree, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any event that would reasonably be expected to have a Material Adverse Effect on the Acquiree.

6.5 GOOD STANDING. Acquiror shall have received a certificate of good standing from the appropriate authority, dated as of a date within ten (10) days prior to the Closing Date, certifying that the Acquiree is in good standing as a corporation in the State of Delaware.

6.6 FINANCIAL STATEMENTS. The Acquiror shall have received the Acquiree Financial Statements for the years ended December 31, 2001 and 2002, such financial statements to have been audited, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and in compliance with the Exchange Act and the Rules and Regulations of the SEC promulgated thereunder and to contain no exceptions or qualifications except a going concern opinion. The audited Financial Statements shall be substantially similar to the Financial Statements provided pursuant to Section 3.17 and attached hereto, with such changes as normally arise as a result of an audit process and review, and shall be acceptable to Acquiror, in its reasonable discretion.

6.7 HOLDBACK AGREEMENT. Simultaneously with Closing, the Acquiree shall deliver a holdback agreement executed by each of the Principal Stockholders , in form and substance acceptable to Acquiror and its legal counsel, agreeing to refrain from transferring, directly or indirectly, any interest in such shares to any person for a period of twelve (12) months following the Closing.

6.8 DISSENTING SHARES. None of the Acquiree Securityholders shall have perfected any appraisal rights as of the Closing Date.

6.9 ESCROW AGREEMENT. Each of the Principal Stockholders shall have executed an Escrow Agreement in form and substance acceptable to Acquiror and the Principal Stockholders (the "ESCROW AGREEMENT") pursuant to which each of the Principal Stockholders agrees to pledge the Shares received by such Principal Stockholder (and the shares of Acquiror Common Stock into which the Shares are convertible), to secure the Principal Stockholders' obligations under Section 7.6 of this Agreement.

6.10 REGISTRATION RIGHTS AGREEMENT. The Amended and Restated Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of May 30, 2000, by and among the Acquiree and the Acquiree's Preferred Holders (as such term is defined in the Registration Rights Agreement) shall be terminated on or before the Closing Date.

6.11 STOCKHOLDER AGREEMENT. The Stockholder Agreement (the "STOCKHOLDER AGREEMENT"), dated as of May 30, 2000, by and among Acquiree and certain Acquiree Securityholders shall be terminated on or before the Closing Date.

6.12 [Intentionally Omitted.]

6.13 OTHER ITEMS. The Acquiror shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as the Acquiror or the Public Company, as the case may be, may reasonably request.

                                   ARTICLE VII
                                SPECIAL COVENANTS

7.1 ACTIVITIES OF THE ACQUIREE. From the date of this Agreement until the Closing Date, the Acquiree covenants and agrees to:

                  (a) Carry on its business in substantially the same manner as it has heretofore;

                  (b) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                  (c) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                  (d) Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                  (e) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date;

                  (f) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities;

                  (g) Obtain the approval of Acquiror prior to executing any agreement, contract or memorandum of understanding; and

                  (h) Provide Acquiror with any and all information regarding funds invested in Acquiree after April 10, 2003 but prior to Closing, including documentation memorializing such investment and detailed description of the use of proceeds.

         7.2 ACTIVITIES OF THE ACQUIROR AND THE SUBSIDIARY. From and after the Closing Date, each of the Acquiror (acting at that time as the Public Company) and the Subsidiary (as the surviving corporation) covenants and agrees to:

                  (a) Establish an employee option pool pursuant to which employees of the Subsidiary will be entitled receive options to purchase shares of Acquiror;

                  (b) Establish a transition plan pursuant to provide some compensation to those employees of the Acquiree who will not continue with the Subsidiary post-Merger; and

                  (c) Use its best efforts to conclude funding to Acquiror or the Subsidiary within 120 days after Closing (the "PRIVATE PLACEMENT"), such Private Placement to be in the principal amount of at least $1,500,000 for shares of preferred stock (the "PREFERRED STOCK") convertible into not more than 1,500,000 shares of Acquiror Common Stock or on such other similar terms as Acquiror shall reasonably negotiate. In the event the Private Placement is not consummated within 120 days after Closing (the "PRIVATE PLACEMENT PERIOD"), the Acquiree Securityholders that received Shares shall have the right but not the obligation, within the 120-day period following the Private Placement Period, and only with the unanimous consent of all the Acquiree Securityholders who received Shares, to "undo" the Merger by surrendering all their Shares of Acquiror Common Stock in exchange for securities representing all the equity in the Subsidiary.

                  (d) Issue shares of convertible preferred stock to those investors who shall have invested in the Acquiree after the date of the term sheet, dated April 10, 2003, by and between the Acquiree and the Acquiror, but prior to Closing, the terms and conditions of such convertible preferred stock to be the same as the terms and conditions of the Preferred Stock issued in connection with the Private Placement; provided that Acquiree has provided Acquiror with the information described in Section 7.1(h) herein, prior to Closing.

                  (e) File with the SEC an Information Statement amending the Acquiror's Articles of Incorporation to, among other things, effect a 1-for-80.32955 reverse stock split (the "Reverse Stock Split") such that, upon effectiveness and simultaneous conversion of the Acquiror's Preferred Stock, Acquiror's capitalization (not taking into account any securities issued in connection with any amounts invested or fundraising done after the date hereof) will be as described on
         Schedule 7.2(e) attached hereto.

7.3 ACCESS TO PROPERTIES AND RECORDS. Until the Closing Date, the Acquiree and the Acquiror will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Acquiree or the Acquiror and will furnish the other party with such additional financial and other information as to the business and properties of the Acquiree or the Acquiror as each party shall from time to time reasonably request.

7.4 INDEMNIFICATION BY THE ACQUIREE. The Acquiree will indemnify and hold harmless the Acquiror and its directors and officers, and each person, if any, who controls the Acquiror within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Acquiree expressly for use therein. The indemnity agreement contained in this Section 7.4 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Acquiror and shall survive the consummation of the transactions contemplated by this Agreement for a period of two years from the Closing Date. This indemnity agreement does not cover any acts of the Acquiror, its management, employees, or agents, prior to the date of this Agreement.

7.5 INDEMNIFICATION BY THE ACQUIROR. The Acquiror will indemnify and hold harmless the Acquiree, the Principal Stockholders, the Acquiree's directors and officers, and each person, if any, who controls the Acquiree within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed by the Acquiror with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading. The indemnity agreement contained in this Section 7.5 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Acquiree and shall survive the consummation of the transactions contemplated by this Agreement for a period of two years from the Closing Date.

7.6 INDEMNIFICATION BY PRINCIPAL STOCKHOLDERS. Each of the Principal Stockholders, jointly and severally, will indemnify and hold harmless the Acquiror and its directors and officers and each Person, if any, who controls the Acquiror within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling such claims or actions, whether or not resulting in liabilities, insofar as such losses, claims, damages, expenses, liabilities or actions result from or are based upon: (i) the exercise by any Acquiree Securityholder (whether or not such security holder is entitled to or is not entitled to the Shares) of their appraisal rights, (ii) any other action, proceeding or claim made by Acquiree Securityholders with respect to the Merger or (iii) any action, proceeding or claim relating to amounts owed by Acquiree under that certain Sublease Agreement dated April 1, 1998 between Acquiree and Sunrise HealthCare Corporation, a New Mexico corporation ; provided, however, that, in the event a settlement is reached in connection with any proceeding described above, such settlement is approved in advance by the holders of a majority of the shares of Acquiror Common Stock held in escrow pursuant to Section 7.7, such approval not to be unreasonably withheld. The indemnity agreement contained in this Section
7.6 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Acquiror and shall survive the consummation of the transactions contemplated by this Agreement for a period of two years from the Closing Date. The Acquiror shall not be entitled to indemnification hereunder unless and until the aggregate amount of all claims for which such party may be entitled to indemnification hereunder equals or exceeds Fifteen Thousand Dollars ($15,000). The Acquiror's sole recourse against a Principal Stockholder under this Section 7.6 shall be to proceed against the Shares pledged to the Acquiror pursuant to the Escrow Agreement. No Principal Stockholder shall be required to pay to the Acquiror cash or any other remuneration beyond the pledged Shares in satisfaction of the obligations contained in this Section 7.6.

7.7 INDEMNIFICATION PLEDGE AND OFFSETS. Each of the Principal Stockholders shall deposit with Panza Maurer & Maynard, P.A. (the "ESCROW AGENT"), eighty percent (80%) of the Acquiror Common Stock received by such Principal Stockholder along with blank stock powers executed and signature guaranteed by a member of the Medallion Program. Such Shares shall be pledged and held in escrow for a period of two years (the term of the indemnity agreement) pursuant to the Escrow Agreement; provided, however, that on the first anniversary of the Closing Date, the Escrow Agreeement shall provide that the Escrow Agent shall release a number of Shares such that only fifty percent (50%) of the Acquiror Common Stock received by such Principal Stockholders shall be held in Escrow. The Escrow Agreement shall provide that the Acquiror shall be entitled to offset any amounts due to it by reason of any indemnification claim under Section 7.6 against the value of the shares held in escrow in accordance with the terms of the Escrow Agreement.

7.8 THE ACQUISITION OFACQUIROR COMMON STOCK. The Acquiror and the Acquiree understand and agree that the consummation of this Agreement including the issuance of the Shares to the Acquiree Securityholders in consideration of this Agreement, as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. The Acquiror and the Acquiree agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

                  (a) In connection with the transaction contemplated by this Agreement, the Acquiree and the Acquiror shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Acquiree Securityholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                  (b) In order to more fully document reliance on the exemptions as provided herein, the Acquiree, the Principal Stockholders and the Acquiror shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the Acquiror or the Acquiree and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

7.9 FUNDING OBLIGATION. The Acquiror covenants and agrees to fund all reasonable working capital obligations (including all capital requirements and expenses) of the Acquiree from the date of this Agreement to the Closing Date and of the Subsidiary on and subsequent to the Closing Date; provided, however, that:

         (i) for all working capital obligations exceeding $1,000 individually (whether or not the amount is actually paid or an account payable is incurred), the Acquiree or the Subsidiary, as the case may be, shall provide the Acquiror with (A) reasonable documentation describing the nature of the obligation and the use of proceeds associated therewith at least five (5) business days prior to the date funding is required and (B) a receipt, invoice or other appropriate evidence of the transaction within ten (10) business days after the date of such transaction; and

         (ii) from the date of this Agreement through to the Closing Date, Doyal Bryant shall approve any and all contracts being negotiated by Acquiree;

         (iii) from the date hereof and through the date of Closing, Doyal Bryant shall be provided with full and complete access to any and all documentation, information and personnel; and

         (iv) such working capital obligations shall not exceed $500,000 in the aggregate.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1 BROKERS. Except as provided herein, the Acquiror and the Acquiree agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, the Acquiror and the Acquiree each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.2 NO REPRESENTATION REGARDING TAX TREATMENT. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

8.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto sand the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws.

8.4 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by facsimile or telecopy transmission confirmed by registered or certified mail, postage prepaid, to such addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission, or one day after the date so sent by overnight courier. For purposes of giving notice, the addresses of the parties shall be:

         If to the Acquiror or
              the Subsidiary to:           The TAG Group, Inc.
                                           7810 Ballantyne Commons Parkway
                                           Suite 300
                                           Charlotte, NC  28277
                                           Telephone: (704) 319-2220
                                           Facsimile: (704) 540-5628

                 With a copy to:           Panza, Maurer & Maynard, P.A.
                                           Bank of America Building, Third Floor
                                           3600 North Federal Highway
                                           Ft. Lauderdale, FL  33308
                                           Attn:  Linda C. Frazier, Esquire
                                           Telephone:  (954) 390-0100
                                           Facsimile:  (954) 390-7991

         If to the Acquiree to:            Convey Systems, Inc.
                                           5605 Carnegie Boulevard
                                           Suite 200
                                           Charlotte, NC  28209
                                           Telephone: (704) 357-9710
                                           Facsimile: (704) 357-9105

                With a copy to:            Morris, Manning & Martin, LLP
                                           6000 Fairview Road, Suite 1125
                                           Charlotte, NC 28210
                                           Attn: Robert M. Donlon, Esquire
                                           Telephone:  (704) 554-7070
                                           Facsimile:   (704) 556-1811

         If to the Principal
                  Stockholders:            River Cities Capital Fund II
                                           Limited Partnership
                                           221 East 4th Street, Suite 1900
                                           Cincinnati, OH  45202

8.5 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.6 EXHIBITS AND SCHEDULES. Whenever in any section of this Agreement reference is made to information set forth in the exhibits or schedules provided by the Acquiror or the Acquiree such reference is to information specifically set forth in such exhibits or schedules.

8.7 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement and the Excrow Agreement fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except set forth herein.

8.8 SURVIVAL, TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years from the Closing Date, unless otherwise provided herein.

8.9 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

8.10 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may only be altered, amended, modified, terminated or rescinded by a writing signed by all parties hereto. Any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.11 PARTIAL INVALIDITY. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

8.12 HEADINGS. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.13 FURTHER ASSURANCES. At any time and from time to time, after the effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to catty our the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

THE TAG GROUP, INC.                     CONVEY SYSTEMS, INC.,
a Delaware corporation                  a Delaware corporation


By: /s/ Doyal Bryant                    By: /s/ Mike Sibley
    -------------------------               -------------------------
    Name:  Doyal Bryant                     Name:  Mike Sibley
    Title: President                        Title: Chief Executive Officer


TAG ACQUISITION CORP.,
a Florida corporation


By: /s/ Doyal Bryant
    -------------------------
    Name:  Doyal Bryant
    Title: President


PRINCIPAL STOCKHOLDERS:


CONVERGYS CORPORATION                   HV EQUITY INVESTMENTS


By: /s/ Darrell Lantinback              By: /s/ Mahendra Vera
    -------------------------------         --------------------------
    Name:  Darrell Lantinback               Name:  Mahendra Vera
    Title: VP Corporate Development         Title: Managing Partner


RIVER CITIES CAPITAL FUND II
         LIMITED PARTNERSHIP

By: /s/ Edwin T. Robinson
    ------------------------------
    Name:  Edwin T. Robinson
    Title:   President
    Mason Inc.
    General Partner

                          DISCLOSURE SCHEDULES PURSUANT
                        TO THAT CERTAIN MERGER AGREEMENT
                            DATED AS OF MAY 29, 2003

         These Disclosure Schedules are qualified in their entirety by reference to the specific provision of the Merger Agreement to which they are attached and are not intended to, and shall not be construed as constituting, representations or warranties of any person except and to the extent expressly provided in the Merger Agreement. Any matter disclosed in one section of the Disclosure Schedule is deemed disclosed for all purposes of the Disclosure Schedule to the extent the Merger Agreement requires such disclosure. Headings have been inserted in these Disclosure Schedules for reference only and do not amend the descriptions of the disclosed items set forth in the Merger Agreement. Unless otherwise defined in these Disclosure Schedules, capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

                                  SCHEDULE 1.2

                            ACQUIREE SECURITYHOLDERS

                                 [SEE ATTACHED]

                                  SCHEDULE 2.8

                     AGREEMENTS AND INDEBTEDNESS OF ACQUIROR

Agreements

o Memorandum of Understanding, dated as February 14, 2003, by and between the Acquiror and Distinctive Technologies, Inc.

o Strategic Partnership Agreement, dated as of March 7, 2003, by and between the Acquiror and BirdDog Systems, Inc.

o Mutual Non-Disclosure Agreement, dated as of March 3, 2003, by and between the Acquiror and BirdDog Systems, Inc.

                                  SCHEDULE 2.14

                             ACQUIROR BALANCE SHEET


                                 [SEE ATTACHED]

                                  SCHEDULE 3.7

                                   LITIGATION

         The Acquiree filed a complaint against Virtual Back Office, LLC ("VBO") on December 23, 2002 seeking damages in the amount of $27,000 plus monthly service charges, interest and legal expenses for payments that are due and owing by VBO to the Acquiree for services rendered by the Acquiree. This complaint was initially filed in North Carolina, and then re-filed in New Jersey, VBO's state of residence. This complaint is still pending.

                                  SCHEDULE 3.8

                      EMPLOYEES AND CONSULTANTS OF ACQUIREE

Employees
---------

Name:                               Annual Compensation:
----                                -------------------
James M.Sibley                          $120,000
Carlissa L. Buchanan                     $65,000
Kendal B. Ferner                        $100,000
John A. Ingraham                         $80,000
Gary W. Pierotti                        $110,000
Timothy J. Whitaker                      $55,000


Independent Contractors
-----------------------

o Consulting Services Agreement, dated as of January 28, 2002, by and between the Acquiree and Kevin Kiley.

o Information System Professional Services Agreement, dated as of January 4, 1999, by and between the Acquiree and Robert E. Lee.

o Letter Agreement, dated as of October 17, 2002, by and between the Acquiree and Kristen J Kral.


Employee Benefit Plans
----------------------

Convey Systems, Inc. 401(k) Plan.
Blue Cross and Blue Shield  Group Health Plan.
Convey Systems, Inc. Section 125 Plan.
The Videogate.com, Inc. 2000 Omnibus Stock Option and Award Plan.

                                  SCHEDULE 3.10

                             AGREEMENTS OF ACQUIREE

(c)      Transaction Discussions

The Acquiree has engaged in preliminary discussions with Tutor.com regarding a potential business combination transaction. No definitive agreements were reached with Tutor.com, and the Acquiree is no longer engaged in such discussions.

(d)      Agreements

o Convey Systems, Inc. Senior Secured Convertible Note and Loan and Security Agreement, dated as of August 16, 2002 (the "NOTE AGREEMENT"), regarding the Acquiree's obligation to River Cities in the principal amount of $700,000.

o Master Lease Agreement, dated as of January 23, 2001, by and between the Acquiree and Cisco Systems, regarding certain capital lease obligations.

o        Four (4) Lease Agreements by and between the Acquiree and Dell
         Financial.

o Sub Lease Agreement, dated as of August 2, 2001, by and between the Acquiree and Lante Corporation, regarding the lease of the Acquiree's premises.

o Lease Agreement, by and between the Acquiree and Xerox, regarding the lease of a copier to the Acquiree.

o        See also, Schedule 3.12.

                                  SCHEDULE 3.12

                        INTELLECTUAL PROPERTY OF ACQUIREE


Intellectual Property
---------------------

VIP Companion for Internet Explorer

VIP Companion for Netscape VIP Companion Script Interface

VIP Companion Extension Interface

Active Companion

URL List Server

CRM Gateway

CRM Server

PRO Interface

Browser Agent

FCM Conference Server

Microsoft Office Suite

Quickbooks

Software bundled with certain of the Acquiree's products:

         o Wise Solutions

         o Bennet-tech Information Systems

         o Iocomp Software

         o Mabry Software


Source Code Escrow
------------------

         The Acquiree has escrowed certain of its source code in favor of Tutor.com, Global Mentoring and the Online Computer Library Center pursuant to certain contracts with such companies. The source code copies are held by Innovsafe pursuant to an agreement with Innovsafe.

                                  SCHEDULE 3.13

            ANTI-DILUTION OR PREEMPTIVE RIGHTS AND ADDITIONAL SHARES
            --------------------------------------------------------

         The holders of the Acquiree's common stock, Series A convertible preferred stock and Series B convertible preferred stock have (i) preemptive rights to purchase additional securities offered by the Acquiree, (ii) rights of first refusal with respect to attempted transfers of stock by other stockholders and (iii) rights of co-sale to participate in any transfers of stock that are not purchased pursuant to the rights of first refusal.

         The holders of the Acquiree's Series B convertible preferred stock have antidilution rights with respect to any issuances of securities by the Acquiree at a price per share lower than the initial price per share of the Series B convertible preferred stock.

         The consummation of the Merger will result in the occurrence of (i) a "Change of Control," as such term is defined in the Note Agreement, pursuant to which River Cities has the right to declare all unpaid principal and interest on the Notes immediately due and payable and (ii) a "Change of Control Transaction," as such term is defined in the Warrant to Purchase Capital Stock, issued by the Acquiree to River Cities, pursuant to which River Cities has the right to exercise the Warrant for the number of shares calculated in the Warrant.

                                  SCHEDULE 3.14

                                  REAL PROPERTY
                                  -------------

         The Company leases its premises pursuant to that certain Sub Lease Agreement, dated as of August 2, 2001, by and between the Acquiree and Lante Corporation.

                                  SCHEDULE 3.15

                           NOTES AND ACCOUNTS PAYABLE
                           --------------------------

 The Notes
 ---------

 o Aggregate principal amount of $700,000 as of May 13, 2003. o Accrued Interest of $25,105.75 as of May 13, 2003.


 Payroll Tax Liability
 ---------------------

 o        $5,776


 401 (k) Liability
 -----------------

 o        $819


 Capitalized Leases
 ------------------

 o        $6,601

 ACCOUNTS PAYABLE
 ----------------

 - See Attached "Vendor Balance Summary," current as of May 13, 2003

                                  SCHEDULE 3.16

                          NOTES AND ACCOUNTS RECEIVABLE

 ACCOUNTS RECEIVABLE
 -------------------

 - See Attached "Customer Balance Summary," current as of May 13, 2003

                                  SCHEDULE 3.17

                          ACQUIREE FINANCIAL STATEMENTS

                                 [SEE ATTACHED]

                                  SCHEDULE 3.18

                          ACQUIREE REGISTRATION RIGHTS

         The holders of the Acquiree's Series A convertible preferred stock and Series B convertible preferred stock have registration rights with respect to their shares pursuant to the Registration Rights Agreement. The termination of the Registration Rights Agreement is a condition to Closing.

                                 SCHEDULE 7.2(E)

                     CAPITALIZATION POST-REVERSE STOCK SPLIT


                  GROUP                                NO. OF SHARES
                  -----
                  Public Company Stockholders             2,000,000
                  TAG Stockholders                        6,000,000
                  Acquiree Stockholders                   2,250,000